Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of People’s United Financial, Inc. on Form S-8 File No. 333-173469 of our report dated June 26, 2020, relating to the financial statements and financial statement schedule of The United Bank 401(K) Plan, appearing in this Annual Report on Form 11-K of The United Bank 401(K) Plan for the year ended December 31, 2019.

/s/ Pue, Chick, Leibowitz & Blezard, LLC

Vernon, CT 06066

June 26, 2020